Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statements No. 333-148703 and 333-145250 on Form S-3 of our report dated February 29, 2008, relating to the consolidated financial statements of Deerfield Capital Corp., and the effectiveness of Deerfield Capital Corp.’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Deerfield Capital Corp. for the year ended December 31, 2007.
/s/ Deloitte & Touche LLP

Chicago, Illinois
February 29, 2008